                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement             [_] CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED
                                                BY RULE 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                            SOUTHWEST BANCORP, INC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:


        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:


        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

    (5) Total fee paid:

        ------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        -----------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

    (3) Filing Party:

        -----------------------------------------------------------------------

    (4) Date Filed:

        -----------------------------------------------------------------------

Notes:

                             [COMPANY LETTERHEAD]



                                March  20, 1997



Dear Fellow Stockholder:

     We invite you to attend the 1997 Annual Meeting of the Stockholders of Southwest Bancorp, Inc. (the "Company") to be held in the Auditorium, Room 215, of the Stillwater Public Library, 1107 South Duck Street, Stillwater, Oklahoma on Thursday, April 24, 1997 at 11:00 a.m., Central Time.

     The Annual Meeting has been called for the election of directors and to consider any other matters as may properly come before the Annual Meeting or any adjournments. Enclosed is a proxy statement, a proxy card and an Annual Report to Stockholders for 1996. Directors and officers of the Company, as well as representatives of Deloitte & Touche LLP, the Company's independent auditors, will be present to respond to any questions the stockholders may have.

     You are cordially invited to attend the Annual Meeting. WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

     In addition, the Company plans to hold a reception and dinner for its stockholders the evening of Wednesday, April 23, 1997, at 6:30 p.m. in Stillwater, Oklahoma. If you plan to attend this reception and dinner please fill out the enclosed card and return it to us by April 14, 1997 so we may make the proper arrangements.


                                    Sincerely,

                                    /s/ Robert L. McCormick, Jr.

                                    Robert L. McCormick, Jr.
                                    President

--------------------------------------------------------------------------------
                            SOUTHWEST BANCORP, INC.
                             608 SOUTH MAIN STREET
                          STILLWATER, OKLAHOMA  74074
                                 (405) 372-2230
--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 24, 1997
--------------------------------------------------------------------------------

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Southwest Bancorp, Inc. (the "Company"), will be held in the Auditorium, Room 215, of the Stillwater Public Library, 1107 South Duck Street, Stillwater, Oklahoma at 11:00 a.m., Central Time, on Thursday, April 24, 1997.

          A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

          The Annual Meeting is for the purpose of considering and acting upon:

     1.  The election of five directors of the Company; and
     2. The transaction of such other matters as may properly come before the Annual Meeting or any adjournments thereof.

     Note: The Board of Directors is not aware of any other business to come before the Annual Meeting.

     Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned.
Stockholders of record at the close of business on March 10, 1997, are the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

     A complete list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at the Company's main office during the ten days prior to the Annual Meeting.

     You are requested to fill in and sign the enclosed form of proxy, which is solicited by the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Annual Meeting in person.

                            BY ORDER OF THE BOARD OF DIRECTORS

                            /s/ Deborah T. Bradley

                            DEBORAH T. BRADLEY
                            SECRETARY
Stillwater, Oklahoma
March 20, 1997

-------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE YOUR COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                PROXY STATEMENT
                                       OF
                            SOUTHWEST BANCORP, INC.
                             608 SOUTH MAIN STREET
                          STILLWATER, OKLAHOMA  74074

                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 24, 1997

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                    GENERAL
--------------------------------------------------------------------------------

          This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Southwest Bancorp, Inc. (hereinafter called the "Company") to be used at the 1997 Annual Meeting of Stock holders of the Company (hereinafter called the "Annual Meeting"), which will be held in the Auditorium, Room 215, of the Stillwater Public Library, 1107 South Duck Street, Stillwater, Oklahoma on Thursday, April 24, 1997, at 11:00 a.m., Central Time. The accompanying Notice of Annual Meeting and form of proxy and this Proxy Statement are first being mailed to stockholders on or about March 20, 1997.

--------------------------------------------------------------------------------
                       VOTING AND REVOCABILITY OF PROXIES
--------------------------------------------------------------------------------

          Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS SET FORTH BELOW. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and with respect to matters incident to the conduct of the Annual Meeting. If any other business is presented at the Annual Meeting, proxies will be voted by those named therein in accordance with the determination of a majority of the Board of Directors. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name which have been designated by brokers on proxy cards as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker no votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

          Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by properly executed proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Company at the address above or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting. A proxy will not be voted if a stockholder attends the Annual Meeting and votes in person. The presence of a stockholder at the Annual Meeting alone will not revoke such stockholder's proxy.

--------------------------------------------------------------------------------
                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------

          The only class of securities entitled to vote at the Annual Meeting consists of the Company's common stock, $1.00 par value per share (the "Common Stock"). Stockholder's of the Company's 9.20% Redeemable, Cumulative Preferred Stock, Series A (the "Preferred Stock") are not entitled to vote at the Annual Meeting. Common stockholders of record as of the close of business on March 10, 1997 (the "Record Date") are entitled to one vote for each share of Common Stock then held, except in the election of directors, where common stockholders are permitted to cumulate their votes. As of the Record Date, there were 3,766,515 shares of Common Stock issued and outstanding.

          Persons and groups beneficially owning in excess of 5% of the Common Stock or in excess of 5% of the Preferred Stock are required to file certain reports with respect to such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The following table sets forth, as of the most recent practicable date, certain information as to the Common Stock and Preferred Stock beneficially owned by all persons who have filed the reports required of persons beneficially owning more than 5% of the Common Stock or Preferred Stock or who were known to the Company to beneficially own more than 5% of the Common Stock or Preferred Stock outstanding.


                                       AMOUNT AND NATURE    PERCENT OF
                                         OF BENEFICIAL        SHARES
                NAME                     OWNERSHIP (1)     OUTSTANDING
-------------------------------------  ------------------  ------------

   Common Stock

George M. Berry                           244,380 (2)            6.0%
Joyce P. Berry                            229,940 (3)            6.1%
Paul C. Wise                              735,311 (4)           19.5%

American Fidelity Assurance Company       343,918 (5)            9.1%
John Hancock Advisors, Inc.               215,500 (6)            5.7%

Stillwater National Bank
  and Trust Company                       258,600 (7)            6.9%

   Preferred Stock

George M. Berry                             1,000                  *
Joyce P. Berry                                400                  *

* Less than 1% of shares outstanding.
-------------------------------------
(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock or Preferred Stock if he or she has or shares voting or investment power with respect to such Common Stock or Preferred Stock or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct, and the named persons exercise sole voting and investment power over the shares of the Common Stock or Preferred Stock.
(2) Includes 210,000 shares held by George M. Berry Revocable Inter Vivos Trust and 25,000 shares held by Monica B. Berry Trust. The address of Mr. Berry is 402 South Willis, Stillwater, Oklahoma 74074. Does not include shares held by his children as to which he disclaims beneficial ownership.
(3) The address of Joyce P. Berry is 312 South Willis, Stillwater, Oklahoma 74074. Does not include shares held by her children as to which she disclaims beneficial ownership. Includes 7,547 shares held by the Berry Charitable Trust.
(4) Excludes any shares owned by his son, James B. Wise, M.D. as to which he disclaims beneficial ownership. The address of Paul C. Wise is the Stillwater National Bank and Trust Company, Box 1988, Stillwater, Oklahoma 74076.

                    (Footnotes continued on following page)

(5) American Fidelity Assurance Company is a subsidiary of American Fidelity Corporation ( "AFC") which in turn is controlled by Cameron Enterprises, A Limited Partnership ("CELP").The general partners of CELP are Lynda L. Cameron, William M. Cameron, Theodore M. Elam, and, as trustees, certain officers of the Bank of Oklahoma, N.A.. The Address of American Fidelity Assurance Company, AFC, and CELP is 2000 Classen Center, Oklahoma City, Oklahoma 73106.
(6) John Hancock Advisors, Inc. is a subsidiary of The Berkley Financial Group, John Hancock Subsidiaries, Inc. and John Hancock Mutual Life Insurance Company. The principal business address of John Hancock Advisors, Inc. is 101 Huntington Avenue, Boston, Massachusetts 02199.
(7) Includes shares held in various trusts for which Stillwater National Bank and Trust Company acts as trustee and over which it has sole or shared dispositive power. Includes 210,000 shares held by the George M. Berry Revocable Inter Vivos Trust. The address of Stillwater National Bank and Trust Company is 608 South Main Street, Stillwater, Oklahoma 74074.

--------------------------------------------------------------------------------
                      PROPOSAL I -- ELECTION OF DIRECTORS
--------------------------------------------------------------------------------


     The Company's Board of Directors is currently composed of fourteen members. Under the Company's Certificate of Incorporation, directors of the Company are divided into three classes and elected for terms of three years and until their successors are elected and qualified. At the Annual Meeting, five directors will be elected for terms expiring at the 2000 Annual Meeting. The Board of Directors has nominated for election George M. Berry, Joyce P. Berry, Joe Berry Cannon, Robert B. Rodgers, and Paul C. Wise, all of whom are currently directors, each to serve for a term of three years and until his successor is
elected and qualified.   Under Oklahoma law, directors are elected by a
plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors.

     Each stockholder voting in the election of directors is entitled to cumulate his or her votes by multiplying the number of shares of Common Stock owned of record by the stockholder on the Record Date by the number of directors to be elected. Each stockholder is then entitled to cast his or her total cumulated votes for one nominee or distribute his or her votes among any number of the nominees being voted on at the Annual Meeting. Stockholders, however, may not cumulate their votes on the form of proxy solicited by the Board of Directors. In order to cumulate votes, stockholders must attend the meeting and vote in person or make arrangements with their own proxies. UNLESS OTHERWISE SPECIFIED IN THE PROXY, HOWEVER, THE RIGHT IS RESERVED, IN THE SOLE DISCRETION OF THE BOARD OF DIRECTORS, TO VOTE CUMULATIVELY, AND TO DISTRIBUTE VOTES AMONG SOME OR ALL OF THE NOMINEES OF THE BOARD OF DIRECTORS IN A MANNER OTHER THAN EQUALLY SO AS TO ELECT AS DIRECTORS THE MAXIMUM POSSIBLE NUMBER OF SUCH NOMINEES.

     It is intended that the persons named in the proxies solicited by the Board of Directors will vote for the election of the named nominees. If any nominee is unable to serve, the shares represented by all properly executed proxies that have not been revoked will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board of Directors may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

     The following table sets forth, for each nominee and each continuing director, his or her name, age as of the Record Date, the year he or she first became a director of the Company, and the year of expiration of his or her current term as director. Each director of the Company is also a member of the Board of Directors of the Company's wholly owned subsidiary, Stillwater National Bank and Trust Company (the "Bank").

                                              YEAR FIRST
                                    AGE AS    ELECTED AS     TERM
                                    OF THE    DIRECTOR OF  CURRENTLY
NAME                             RECORD DATE  THE COMPANY   EXPIRES
-------------------------------  -----------  -----------  ---------

           BOARD NOMINEES FOR TERMS TO EXPIRE AT 2000 ANNUAL MEETING
George M. Berry                       81          1981         1997
Joyce P. Berry                        74          1981         1997
Joe Berry Cannon                      60          1981         1997
Robert B. Rodgers                     43          1996         1997
Paul C. Wise                          91          1981         1997
                         DIRECTORS CONTINUING IN OFFICE

Thomas D. Berry                       53          1981         1998
W. Haskell Cudd                       89          1981         1998
David P. Lambert                      57          1981         1998
Linford R. Pitts                      59          1981         1998
J. Berry Harrison                     58          1991         1999
Erd M. Johnson                        67          1988         1999
Robert L. McCormick, Jr.              62          1981         1999
Lee A. Wise                           38          1996         1999
James B. Wise, MD                     60          1981         1999

          Presented below is certain information concerning the directors of the Company. Unless otherwise stated, all directors have held the positions indicated for at least the past five years. Except as set forth below, there are no family relationships closer than first cousin among directors and executive officers.

          Robert L. McCormick, Jr. has been a director and Chief Executive Officer of the Company since its inception in 1981. He has been President, Chief Executive Officer and a director of the Bank since 1970. He is presently a Regent, Oklahoma State Regents for Higher Education, and Vice Chairman of Task Force 2000, a task force organized by the Governor of Oklahoma to reform the common education system. He has served as President of the Independent Bankers Association of America; President, Independent Bankers Association of Oklahoma; President of the Board of Directors Stillwater Chamber of Commerce; Chairman and President of the Board of Directors for the Oklahoma Academy for State Goals; Chairman of the State Chamber, Oklahoma's Association of Business and Industry; Chairman of the Board of Trustees of the Oklahoma State University Foundation; 1991 Drive Chairman for the Stillwater United Way; and was 1990 Citizen of the Year of the Stillwater Chamber of Commerce.

          George M. Berry has been a director of the Company since its inception in 1981, and is also serving as Chairman of the Board of the Bank. Mr. Berry has been a director of the Bank since 1954. His principal occupation is personal investments. He is on the Board of Trustees of Sheerar Museum, a director of the Friends of Music Oklahoma State University, a lifetime member of the Advisory Board of the Salvation Army, and is on American Legion Honors Detail. Robert B. Rodgers and J. Berry Harrison are his nephews and Joyce P. Berry is his sister-in-law.

          Paul C. Wise has been a director of the Company since its inception in 1981, has been Executive Vice President of the Company since 1981, and served as Corporate Secretary of the Company from 1981 until January 1996. He also serves as Executive Vice President and Cashier of the Bank, which he joined in 1927. Mr. Wise has been a director of the Bank since 1936. He has been a director and Corporate Secretary of Stillwater Milling Co., Stillwater, Oklahoma during the last five years. Mr. Wise is a Past President of the Chamber of Commerce and of the Stillwater Lions Club. James B. Wise is his son and Lee A. Wise is his granddaughter.

          Joyce P. Berry has served as a director of the Company since its inception in 1981 and is a member of its Audit Committee. She has been a director of the Bank since 1978. Her principal occupation is personal investments. Robert B. Rodgers and J. Berry Harrison are her nephews and George
M. Berry is her brother-in-law.

          Thomas D. Berry has been a director of the Company since its inception in 1981 and a member of the Compensation Committee. He has been a director of the Bank since 1978. He is involved in oil and gas exploration in North Central Oklahoma, and is an Auctioneer and Real Estate Broker in Stillwater, Oklahoma.

          Joe Berry Cannon has been a director of the Company since its inception in 1981 and a director of the Bank since 1961. He is a Professor of Management at Oral Roberts University School of Business in Tulsa, Oklahoma. Mr. Cannon served as Chairman, President, Chief Executive Officer and Senior Trust Officer of First National Bank and Trust Co. in Blackwell, Oklahoma from 1968-1991. He has been a member of the Kiwanis Club, a member of the Methodist Church Board of Directors, and a member of the American and Oklahoma Bar Associations.

          William Haskell Cudd has been a director of the Company since its inception in 1981 and a director of the Bank since 1947. He has been employed by Stillwater Milling Company since 1933 and became a director in 1935 and Vice-President and Manager of Operations in 1937. In 1966, he became President and Chief Executive Officer of Stillwater Milling Company. Mr. Cudd has served as president of the Oklahoma Millers Association and president of the Oklahoma Feed Manufacturers Association. At the present time, he serves as director of the American Feed Industry Association. Mr. Cudd was inducted into the Oklahoma State University College of Business Hall of Fame and is a member of the Stillwater Chamber of Commerce.

          J. Berry Harrison has been a director of the Company since 1991, and is a member of the Audit Committee. He is currently an Oklahoma State Senator, and has been a rancher and farmer in Ponca City, Oklahoma since 1962. Mr. Harrison serves as Conservation District Director of Osage County, President of the Oklahoma Association of Conservation Districts, and is a member of many other civic groups in his Senate District. George M. Berry is his uncle, Joyce
P. Berry is his aunt, and Robert B. Rodgers is his cousin.

          Erd M. Johnson has been a director of the Company since 1988, and is a member of the Compensation Committee. He is presently Operating Partner of Johnson Oil Partnership, Midland, Texas. Mr. Johnson is a retired Petroleum Engineer and was Operating Partner of Johnson Ranch, Fairfax, Oklahoma prior to its liquidation in 1997. Mr. Johnson served from 1984-87 as a director of Beefmaster Breeders Universal, and from 1987-89 as its Treasurer. Mr. Johnson is a former Trustee and Treasurer of Trinity School of Midland, Texas and a former director and president of The Racquet Club, Midland, Texas.

          David P. Lambert has been a director of the Company since its inception in 1981 and is a member of the Audit Committee. He has been a director of the Bank since 1979. He has also served as President and Chief Executive Officer of Lambert Construction Company, Stillwater, Oklahoma since 1974, and is a Trustee of Stillwater Industrial Foundation, a Trustee of the Oklahoma Construction Advancement Foundation, and a Director of the Stillwater Chamber of Commerce.

          Linford R. Pitts has been a director of the Company since its inception in 1981, and is the chairman of the Audit Committee and a member of the Compensation Committee. He has been a director of the Bank since 1977. He is currently President of Stillwater Transfer & Storage Company in Stillwater, Oklahoma, and invests in real estate and in oil and gas properties. Mr. Pitts is a member of the Past Presidents Council of the Stillwater Chamber of Commerce.

          Robert B. Rodgers has been a director of the Company and the Bank since February 1996. His father, James W. Rodgers, Jr., resigned as a director of the Company and the Bank in January 1996 due to ill health. Robert B. Rodgers is president of Perry and Rodgers Motor Company in Pauls Valley, Oklahoma, and is owner of Rapid Roberts Enterprises. He is director and former president and chairman of the board of directors of CDI II insurance, a credit life insurance company headquartered in Oklahoma City, Oklahoma. Mr. Rodgers also serves on the board of directors and is Regional Vice President of the Oklahoma Auto Dealers Association. In 1992, he received the Oklahoma Auto Dealers Presidents Award for outstanding dealership operations in Oklahoma. George M. Berry is his uncle, Joyce P. Berry is his aunt, and J. Berry Harrison is his cousin.

          James B. Wise, M.D. has been a director of the Company since its inception in 1981, and is chairman of the Compensation Committee and a member of the Audit Committee. He has been a director of the Bank since 1981. Dr. Wise is an Ophthalmologist and Eye Surgeon in Oklahoma City, Oklahoma and is serving as a director of Stillwater Milling Company. He has written many research papers on the subject of glaucoma surgery, glaucoma laser surgery and improving eye care worldwide. He holds a patent on the widely used Wise laser iridotomy lens. He is the owner of Long View Ranch, a diversified farming, cattle ranching, and catfish production farm. He has served on the Centennial Advisory Committee of Oklahoma State University, and has established the James & Verena Wise Endowment Fund for Student Assistants of Oklahoma State University Library. Paul C. Wise is his father and Lee A. Wise is his daughter.

          Lee A. Wise has been a director of the Company since March 1996. Ms. Wise is a doctoral candidate in computer science at the University of Oklahoma. She is a graduate of Wesleyan University of Middletown, Connecticut (undergraduate) and University of Oklahoma College of Law (law), and is a member of the Oklahoma bar. Prior to engaging in her current studies, Ms. Wise was engaged in the private practice of law in Oklahoma City, Oklahoma for ten years. Her civic activities include charitable legal services and public legal education. James B. Wise, M.D. is her father and Paul C. Wise is her grandfather.

--------------------------------------------------------------------------------
               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

          The Company's Board of Directors conducts its business through meetings of the Board and of its committees. The Board of Directors of the Company meets monthly and may have additional special meetings. During the year ended December 31, 1996, the Board met twelve times. No director attended fewer than 75% in the aggregate of the total number of Board meetings held during the year ended December 31, 1996 and the total number of meetings held by committees on which he or she served during such year.

          The Company's Board of Directors has a standing Audit Committee composed of Joyce P. Berry, J. Berry Harrison, David P. Lambert, Linford R. Pitts, Chairman, and James B. Wise. The Board of Directors does not have a standing nomination committee. The full Board of Directors performs this function. The Board of Directors will consider nominees recommended by stockholders, but has not established any procedures for submission of such recommendations.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          The Compensation Committee consists of directors James B. Wise, Chairman, Thomas D. Berry, Erd M. Johnson, and Linford R. Pitts. The Compensation Committee meets periodically to evaluate the compensation and fringe benefits of the directors, officers and employees and to recommend changes and to monitor and evaluate employee morale. The Compensation Committee met one time in 1996.

DIRECTOR COMPENSATION

          Directors of the Company receive fees of $850 for each regular meeting of the Board attended. The Board of Directors meets monthly.

--------------------------------------------------------------------------------
            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

          As members of the Compensation Committees of the Company and the Bank, it is our duty to review compensation policies applicable to senior officers; to consider the relationship of corporate performance to that compensation; to recommend salary and bonus levels for senior officers for consideration by the Boards of Directors of the Company and the Bank; and to administer various incentive plans of the Company and the Bank.

          Overview. Under the compensation policies of the Company, which are endorsed by the Compensation Committee, compensation is paid based both on the senior officer's performance and the performance of the entire Company. In assessing the performance of the Company and the Bank for purposes of compensation decisions, the Compensation Committee considers a number of factors, including profits of the Company and the Bank during the past year relative to their profit plans, changes in the value of the Company's stock, reports of federal regulatory examinations of the Company and the Bank, growth, business plans for future periods, and regulatory capital levels. The Compensation Committee assesses individual executive performance based upon its determination of the officer's contributions to the performance of the Company and the accomplishment of the Company's strategic goals, such as the completion of the Company's public offerings of Common Stock in 1993 and Preferred Stock in 1995. In assessing performance for 1996 and previous years, the members of the Committee did not make use of a mechanical weighting formula or use specific performance targets, but instead weighed the described factors as they deemed appropriate in the total circumstances.

          Base Salary. The 1996 salary levels of the Company's senior officers were established in 1995 consistent with this compensation policy. In its 1995 review of base compensation, the Committee determined that the performance of Mr. McCormick in managing the Company and the Bank was excellent, based upon the 1995 financial performance of the Company, including the growth in assets, income, and capitalization during 1995; the financial performance trends for 1995 and the preceding four years, which included growth in assets, net income, and stockholders' equity in each year; the results of confidential regulatory examinations; his continued involvement in community affairs in the communities served by the Company; the Company's planned levels of financial performance for 1996; and a general level of satisfaction with the management of the Company and the Bank. Based upon the results of this review, the salary of Mr. McCormick was established at $214,750 per year for 1996, which represented an increase of 13.2% over his 1995 base salary.

          Bonuses.  No bonuses were awarded to executive officers in 1996.

          Stock Options. The purposes of the Company's 1994 Stock Option Plan (the "Option Plan") are to attract, retain and motivate key officers of the Company and the Bank by providing key officers with a stake in the success of the Company, as measured by the value of its shares, and to increase the commonality of interests among key employees and other shareholders. Members of the Compensation Committee serve as the Stock Option Committee, which has general responsibility for granting stock options to key employees and administering the Option Plan. During 1996, incentive stock options for 35,000 were granted at an exercise prices of $ 18.50 to $19.25 per share (the fair market value of the shares on the dates of grant). None of these stock options were granted to Mr. McCormick or the other named executive officers.

          No member of the Compensation Committee is a former or current officer or employee of the Company or the Bank.

March 11, 1997            James B. Wise, MD, Chairman
                          Thomas D. Berry
                          Erd M. Johnson
                          Linford R. Pitts

                         STOCK PERFORMANCE COMPARISONS

     The Company completed its initial public offering of securities on December 23, 1993. The following table compares the cumulative total return on a hypothetical investment of $100 in the Common Stock at the closing price on December 23, 1993 through December 31, 1996, with the hypothetical cumulative total return on the Nasdaq Stock Market Index (U.S. Companies) and the Nasdaq Bank Index for the comparable period.


                      CUMULATIVE TOTAL SHAREHOLDER RETURN
                 COMPARED WITH PERFORMANCE OF SELECTED INDEXES


                             [GRAPH APPEARS HERE]

                  December 23, 1993 through December 31, 1996
-----------------------------------------------------------------------------

                        12/23/93   12/31/93   12/31/94   12/31/95   12/31/96
                        --------   --------   --------   --------   --------
The Company               $100       $104       $110       $159       $178

NASDAQ Stock Market        100        102        100        141        174
 Index (U.S.)

NASDAQ Bank Index          100        104        104        154        204
------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                   EXECUTIVE COMPENSATION AND OTHER BENEFITS
-------------------------------------------------------------------------------

     The following table summarizes compensation earned by or awarded to the Company's Chief Executive Officer and the Company's four most highly compensated executive officers whose aggregate annual salary and bonuses exceeded $100,000 during 1996 (the "Named Executive Officers").


                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM COMPENSATION
                                                                                      ------------------------------


                                                ANNUAL COMPENSATION                       AWARDS            PAYOUTS
                                 ---------------------------------------------------  ---------------     ----------
                                                                        OTHER           SECURITIES                       ALL OTHER
           NAME AND                                                     ANNUAL          UNDERLYING         LTIP           COMPEN-
      PRINCIPAL POSITION            YEAR        SALARY     BONUS     COMPENSATION(1)   OPTIONS/SARS(2)    PAYOUTS(3)      SATION
-------------------------------  ----------  --------  -----------  -----------------  ------------------  ----------    ----------

Robert L. McCormick, Jr.            1996     $214,750       --            --                     --         $15,738      $27,559 (5)
  President of the Company;         1995     $189,750  $50,000 (4)        --                     --          20,467       30,022
  Vice Chairman and Chief           1994      165,000   24,750 (4)        --                 42,000          11,304       29,627
  Executive Officer of
  the Bank

Thomas E. Bennett, Jr.              1996      130,450       --            --                     --          47,214       15,768 (6)
  President, Tulsa Division         1995      118,450   20,000            --                     --          13,644       19,206
  of the Bank                       1994      103,000   15,450            --                 30,000          11,304       18,857

Rick J. Green                       1996      119,411       --            --                     --          15,738       15,762 (7)
  President, Central                1995      109,411   34,421            --                     --          13,644       19,181
  Oklahoma Division of              1994       95,140   14,271            --                 30,000          11,304       17,573
  the Bank

Stanley R. White                    1996      113,250       --            --                     --          15,738       14,284 (8)
  Chief Lending Officer             1995      108,750   10,000            --                     --          13,644       17,132
  of the Bank                       1994       97,500    9,750            --                 30,000          11,304       16,362



Kerby E. Crowell                    1996      102,400       --            --                     --          15,738       12,712 (9)
  Executive Vice President          1995      100,869       --            --                     --          13,644       14,971
  and Chief Financial Officer       1994       89,300       --            --                 20,000          11,304       13,875


----------------------

(1) Consists of certain perquisites and other personal benefits, the value of which in the aggregate did not exceed the lesser of $50,000 or 10% of salary and bonus for any Named Executive Officer.
(2) In each case, represents stock options granted under the Company's Stock Option Plan.
(3)  In each case, consists of payouts under the Company's Performance Unit
     Plan.
(4)  Bonus was deferred at election of Mr. McCormick.
(5) Consisted of $9,800 in directors' fees, $2,656 in dollar value of term life insurance premiums paid by the Company for the benefit of Mr. McCormick and $15,103 contributed to Mr. McCormick's account in the Profit Sharing Plan.
(6) Consisted of $665 in dollar value of term life insurance premiums paid by the Company for the benefit of Mr. Bennett and $15,103 contributed to Mr. Bennett's account in the Profit Sharing Plan.
(7) Consisted of $659 in dollar value of term life insurance premiums paid by the Company for the benefit of Mr. Green and $15,103 contributed to Mr. Green's account in the Profit Sharing Plan.

                    (Footnotes continued on following page)

(8) Consisted of $1,073 in dollar value of term life insurance premiums paid by the Company for the benefit of Mr. White and $13,211 contributed to Mr. White's account in the Profit Sharing Plan.
(9) Consisted of $587 in dollar value of term life insurance premiums paid by the Company for the benefit of Mr. Crowell and $12,125 contributed to Mr. Crowell's account in the Profit Sharing Plan.


     The following table sets forth information concerning the number and potential realizable value at the end of the year of options held by each the Named Executive Officers.

                             YEAR-END OPTION VALUES



                                                                         NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                                                                        UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS
                                                                         OPTIONS AT YEAR-END            AT YEAR-END (1)
                               SHARES ACQUIRED         VALUE         ---------------------------  --------------------------
           NAME                  ON EXERCISE          REALIZED       EXERCISABLE   UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
---------------------------  -------------------  ----------------  -------------  -------------  -----------  -------------

Robert L. McCormick, Jr.            $   --               $  --           21,000        21,000       $162,750       $162,750

Thomas E. Bennett, Jr.                  --                  --           17,000        13,000        131,750        100,750

Rick J. Green                           --                  --           17,000        13,000        131,750        100,750

Stanley R. White                        --                  --           17,000        13,000        131,750        100,750

Kerby E. Crowell                        --                  --           17,000        13,000        131,750        100,750
------------------

(1) Calculated based on the product of: (a) the number of shares subject to options and (b) the difference between the fair market value of the underlying Common Stock at December 31, 1996, based on the closing sale price of the Common Stock on December 31, 1996 as reported on the Nasdaq National Market ($20.50 per share), and the exercise price of the options ($12.75 per share).

     No options or stock appreciation rights ("SARs") were exercised by the Named Executive Officers during 1996. No options or SARs were granted to the Named Executive Officers during 1996. No SARs were held by any Named Executive Officer at year-end. No options or SARs held by any Named Executive Officer repriced during the Company's last ten full years.

SEVERANCE ARRANGEMENTS

     The Bank has adopted a Severance Compensation Plan pursuant to which Messrs. McCormick, Bennett, Green, White and Crowell are entitled to lump-sum severance compensation upon a qualifying termination of service equal to their respective average total annual base compensation for the two years prior to the termination. For purposes of the Severance Compensation Plan, a qualifying termination of service is defined as either an involuntary termination of service or a voluntary termination of service for good reason, in either case within two years following a change-in-control occurring after the effective date of the Severance Compensation Plan. Good reason would include: (i) a reduction in their base salary; (ii) their assignment without their consent to a location other than in Oklahoma; (iii) the failure to maintain them in a position of comparable authority or responsibility; or (iv) a material reduction in their level of incentive compensation or benefits. A change-in-control is deemed to occur whenever: (i) any entity or person becomes the beneficial owner of or obtains voting control over 50% or more of the outstanding shares of common stock of either the Company or the Bank; (ii) the shareholders of either the Company or the Bank approve (a) a merger or consolidation in which the Company or the Bank is not the survivor or pursuant to which the outstanding shares of either would be converted into cash, securities or other property of another corporation other than a transaction in which shareholders maintain the same proportionate ownership interests, or (b) a sale or other disposition of all or substantially all of the assets of either the Company or the Bank; or
(iii) there shall have been a change in a majority of the Boards of Directors of either the Company or the Bank within a twelve-month period unless each new director was approved by the vote of two-thirds of the directors still in office who were in office at the beginning of the twelve-month period. Messrs. McCormick, Bennett, Green, White, and Crowell would have received lump-sum severance payments of $202,250, $124,450, $114,411, $110,500, and

$101,634, respectively, upon a qualifying termination of service if such termination had occurred on December 31, 1996.

--------------------------------------------------------------------------------
                              CERTAIN TRANSACTIONS
--------------------------------------------------------------------------------

     The Bank has and expects to have in the future, banking transactions with certain officers and directors of the Company and the Bank and greater than 5% shareholders of the Company and the immediate families and associates of such persons. Such transactions are in the ordinary course of business, and loans have been and will be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of the Company's management, such loans did not involve more than normal risk of collectibility or present other unfavorable features.

--------------------------------------------------------------------------------
                        SECURITY OWNERSHIP OF MANAGEMENT
--------------------------------------------------------------------------------

     The following table sets forth, as of March 10, 1997, the beneficial ownership of the Company's Common Stock and Preferred Stock by each of the Company's directors, each of the Named Executive Officers and by all directors and executive officers as a group.

                                         COMMON STOCK                    PREFERRED STOCK
                                ------------------------------  ------------------------------
                                 AMOUNT AND                      AMOUNT AND
                                 NATURE OF      PERCENT OF       NATURE OF      PERCENT OF
                                 BENEFICIAL       SHARES         BENEFICIAL       SHARES
            NAME                OWNERSHIP (1)  OUTSTANDING (2)  OWNERSHIP (1)  OUTSTANDING (2)
-----------------------------  -------------  ----------------  -------------  ---------------

George M. Berry                  244,380 (3)          6.49%          1,000              *
Joyce P. Berry                   229,940 (4)          6.10             400              *
Thomas D. Berry                   15,627 (5)             *
Joe Berry Cannon                  74,322 (6)          4.63
W. Haskell Cudd                   28,000 (7)             *
J. Berry Harrison                 35,392                 *
Erd M. Johnson                    61,504 (8)          1.63
David P. Lambert                  14,125 (9)             *
Robert L. McCormick, Jr.          74,000 (10)         1.95
Linford R. Pitts                   7,125                 *
Robert B. Rodgers                 15,086 (11)            *
Lee A. Wise                          527 (12)            *
James B. Wise, MD                113,775 (13)         3.02           2,000              *
Paul C. Wise                     735,311 (14)        19.52
Thomas E. Bennett, Jr.            20,789 (15)            *
Kerby E. Crowell                  21,625 (16)            *
Rick J. Green                     19,407 (17)            *
Stanley R. White                  21,975 (18)            *
All Directors and Executive
  Officers as a Group
  (22 persons)                 1,866,365 (19)        48.41%          3,400              *
------------------

*    Less than one percent of shares outstanding.
(1) For the definition of beneficial ownership, see footnote 1 to the table in "Voting Securities and Principal Holders Thereof." Unless otherwise indicated, ownership is direct and the named individual exercises sole voting and investment power over the shares listed as beneficially owned by such person.
(2) In calculating the percentage ownership of each named individual and the group, the number of shares outstanding includes any shares of the Common Stock or Preferred Stock which the individual or the group has the right to acquire within 60 days of the Record Date.

                    (Footnotes continued on following page)

(3) Includes 210,000 shares held by George M. Berry Revocable Inter Vivos Trust and 25,000 shares held by Monica B. Berry Trust. Does not include shares held by his children as to which he disclaims beneficial ownership.
(4) Includes 7,547 shares held by Berry Charitable Trust. Does not include shares held by her children as to which she disclaims beneficial ownership.
(5)  Includes 11,200 shares held jointly with Kay R. Berry, his spouse.
(6) Include 163,889 shares held by the Jennie Goodson Cannon Trust, of which Mr. Berry as co-trustee, shares voting and investment power. Excludes 18,270 shares beneficially owned by his wife, Beverly Cannon, as trustee.
(7)  Includes 25,200 shares held by the W. Haskell Cudd Living Trust.
(8) Excludes 10 shares held by his wife, Ann W. Johnson. Includes 2,610 shares held by Johnson Oil Partnership of which Mr. Johnson is a general partner.
(9)  Includes 7,000 shares which are held by his wife
(10) Includes 44,000 shares held by Robert L. McCormick, Jr. Trust and 9,000 shares held by Peggy Anne McCormick Trust. Includes 21,000 shares which Mr. McCormick has the right to acquire within 60 days of the Record Date upon the exercise of options issued under the 1994 Stock Option Plan.
(11) Excludes any shares owned by his father, James W. Rodgers, Jr. and his mother, Sarah Jane Berry Rodgers.
(12) Excludes any shares owned by her father, James B. Wise, M.D., or her grandfather, Paul C. Wise.
(13) Excludes any shares owned by his father, Paul C. Wise.
(14) Excludes any shares owned by his son, James B. Wise, M.D.
(15) Includes 3,089 shares held by Mr. Bennett or his spouse as trustee or custodian. Includes 17,000 shares which Mr. Bennett has the right to acquire within 60 days of the Record Date pursuant to the exercise of options issued under the 1994 Stock Option Plan.
(16) Includes 17,000 shares which Mr. Crowell has the right to acquire within 60 days of the Record Date pursuant to the exercise of options issued under the 1994 Stock Option Plan.
(17) Includes 280 shares held jointly with his spouse and 2,127 held by his spouse. Includes 17,000 shares which he has the right to acquire within 60 days of the Record Date pursuant to the exercise of options issued under the 1994 Stock Option Plan.
(18) Includes 17,000 shares which he has the right to acquire within 60 days of the Record Date pursuant to the exercise of options issued under the 1994 Stock Option Plan. Includes 170 shares held by his spouse.
(19) Includes shares held by certain directors and executive officers as custodians under Uniform Transfers to Minors Acts, by their spouses and children and for the benefit of certain directors and executive officers under individual retirement accounts ("IRAs") and living trusts. Includes 89,000 shares which executive officers have the right to acquire within 60 days of the Record Date pursuant to the exercise of options issued under the 1994 Stock Option Plan.


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
--------------------------------------------------------------------------------

     Based solely on the Company's review of the copies of initial statements of beneficial ownership on Form 3 and reports of changes in beneficial ownership on Form 4 that it has received in the past year, annual statements of changes in beneficial ownership on Form 5 with respect to the last fiscal year, and written representations that no such annual statement of change in beneficial ownership was required, the Company believes that all persons subject to such reporting requirements have complied with the reporting requirements with respect to fiscal year 1996.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------

     Deloitte & Touche LLP, which was the Company's independent certified public accounting firm for 1996, has been retained by the Board of Directors to be the Company's auditors for 1997. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting to respond to stockholders' questions and will have the opportunity to make a statement if he so desires.


--------------------------------------------------------------------------------
                                 OTHER MATTERS
--------------------------------------------------------------------------------

     The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement
and matters incident to the conduct of the Annual Meeting.   However, if any
other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of a majority of the Board of Directors.

--------------------------------------------------------------------------------
                                 MISCELLANEOUS
--------------------------------------------------------------------------------

     The cost of soliciting proxies will be borne by the Company.  The
Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

     The Company's 1996 Annual Report to Stockholders, including financial statements, has been mailed to all stockholders of record as of the close of business on the Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

--------------------------------------------------------------------------------
                             STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

     In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive office at 608 South Main Street, Stillwater, Oklahoma 74074 no later than November 25, 1997. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

                            BY ORDER OF THE BOARD OF DIRECTORS

                            /s/ Deborah T. Bradley

                            DEBORAH T. BRADLEY
                            SECRETARY
Stillwater, Oklahoma
March 20, 1997


-------------------------------------------------------------------------------
                           ANNUAL REPORT ON FORM 10-K
-------------------------------------------------------------------------------

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO:
KERBY E. CROWELL, SOUTHWEST BANCORP, INC., 608 SOUTH MAIN STREET, STILLWATER, OKLAHOMA 74074.
--------------------------------------------------------------------------------

                                REVOCABLE PROXY
                            SOUTHWEST BANCORP, INC.
                    --------------------------------------
                        ANNUAL MEETING OF STOCKHOLDERS
                                APRIL 24, 1997
                    --------------------------------------

  The undersigned hereby appoints Joyce P. Berry, Joe Berry Cannon and Robert L. Hert, with full powers of substitution to act, as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Annual Meeting"), to be held in the Auditorium, Room 215, of the Stillwater Public Library, 1107 South Duck Street, Stillwater, Oklahoma on Thursday, April 24, 1997 at 11:00 a.m., Central Time, and at any and all adjournments thereof, as indicated below and in accordance with the determination of a majority of the Board of Directors with respect to other matters which come before the Annual Meeting.
                                                        VOTE
                                                 FOR   WITHHELD
                                                 ---   --------

        1.  The election as directors of all
            nominees listed below (except as     [ ]     [ ]
            marked to the contrary below).

            George M. Berry
            Joyce P. Berry
            Joe Berry Cannon
            Robert B. Rodgers
            Paul C. Wise

            INSTRUCTION: TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, INSERT THAT NOMINEE'S NAME ON THE LINE PROVIDED BELOW.

            ------------------------------------------------------------------

            UNLESS CONTRARY DIRECTION IS GIVEN, THE RIGHT IS RESERVED IN THE SOLE DISCRETION OF THE BOARD OF DIRECTORS TO DISTRIBUTE VOTES AMONG SOME OR ALL OF THE ABOVE NOMINEES IN A MANNER OTHER THAN EQUALLY SO AS TO ELECT AS DIRECTORS THE MAXIMUM POSSIBLE NUMBER OF SUCH NOMINEES.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED NOMINEES.


--------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE ANNUAL MEETING.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


  Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned hereby revokes any and all proxies heretofore given with respect to the shares of Common Stock held of record by the undersigned.

  The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting, the Company's Proxy Statement for the Annual Meeting and the 1996 Annual Report to Stockholders.

Dated:                         , 1997
      -------------------------

-------------------------------------          ---------------------------------
PRINT NAME OF STOCKHOLDER                      PRINT NAME OF STOCKHOLDER


-------------------------------------          ---------------------------------
SIGNATURE OF STOCKHOLDER                       SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

 [ ] Please check here if you plan
     to attend the Annual Meeting.

--------------------------------------------------------------------------------
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.
--------------------------------------------------------------------------------